Exhibit 99.1

Susquehanna Bancshares, Inc. Declares Dividend and Announces Fourth Quarter and Full Year 2014 Results

Fourth Quarter Highlights

  GAAP EPS of $0.17
  Solid Commercial Loan and Core Deposit Growth
  Strong Asset Quality
  Capital Ratios Continue to Build

LITITZ, Pa.--(BUSINESS WIRE)--January 21, 2015--The board of directors of Susquehanna Bancshares, Inc. (“Susquehanna”) (NASDAQ: SUSQ) has declared a first quarter dividend of $0.09 per common share, payable on February 20, 2015 to shareholders of record on February 2, 2015.

In addition, Susquehanna announced that it earned net income for the fourth quarter ended December 31, 2014 of $30.3 million, or $0.17 per diluted share, compared to $33.5 million, or $0.18 per diluted share, and $41.3 million, or $0.22 per diluted share, for the third quarter of 2014 and fourth quarter of 2013, respectively. Net income for the year ended 2014 was $144.4 million, or $0.78 per diluted share, compared with $173.7 million, or $0.92 per diluted share for the same period in 2013.

Linked Quarter Results (Fourth Quarter 2014 vs. Third Quarter 2014)

  Loans and leases increased $92.2 million or 0.7% from September 30, 2014 to $13.5 billion at December 31, 2014. Changes for the quarter in each major loan category were as follows:
    Commercial loans increased 2.9%.
    Real estate – construction loans decreased 3.6%.
    Real estate secured – residential loans increased 0.5%.
    Real estate secured – commercial loans decreased 0.6%.
    Consumer loans increased 3.1%.
    Leases increased 2.6%.
  Total deposits increased $133.3 million or 1.0% from September 30, 2014 to $13.7 billion at December 31, 2014. Changes for the quarter in each major deposit category were as follows:
    Non-interest bearing checking increased 0.3%.
    Interest-bearing checking increased 2.7%.
    Money market deposits increased 6.4%.
    Savings deposits increased 1.9%.
    Time deposits decreased 4.5%.
  Net interest margin decreased 4 basis points to 3.46% for the fourth quarter of 2014 compared to 3.50% for the third quarter of 2014. Net interest margin (excluding purchase accounting) (1) decreased 6 basis points to 3.31% for the fourth quarter of 2014 compared to 3.37% for the third quarter of 2014. The decrease in the net interest margin was driven by the reinvestment of cash from the prior quarter’s retail auto loan securitization and, to a lesser extent, an increase in funding costs.
  Net interest income decreased to $135.4 million for the fourth quarter of 2014 compared to $136.5 million for the third quarter of 2014. The increase in average earning assets was more than offset by a decline in net interest margin resulting in a linked quarter decline in net interest income.
  Non-interest income increased to $46.6 million for the fourth quarter of 2014 compared to $44.6 million for the third quarter of 2014. Solid performance in capital markets and seasonally-strong SBA loan sales contributed to the linked quarter increase.
  Non-interest expense increased to $130.5 million for the fourth quarter of 2014 compared to $124.4 million for the third quarter of 2014. The primary driver of the increase was a stronger than anticipated fourth quarter results that resulted in additional incentive compensation expense.
  The efficiency ratio (1) increased to 70.21% for the fourth quarter of 2014 compared to 67.32% for the third quarter of 2014.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate owned decreased to 0.79% at December 31, 2014 compared to 0.88% at September 30, 2014.
  The provision for loan and lease losses for the fourth quarter of 2014 decreased to $7.2 million compared to $9.0 million for the third quarter of 2014. Net charge-offs for the fourth quarter of 2014 decreased to $7.5 million, or 0.22% of average loans and leases, compared to $16.6 million, or 0.49% of average loans and leases, for the third quarter of 2014. As a result, the allowance for loan and lease losses was $136.5 million at December 31, 2014, representing 1.01% of total loans and leases and 140% of nonaccrual loans and leases compared to $136.9 million at September 30, 2014, representing 1.02% of total loans and leases and 125% of nonaccrual loans and leases.

Full Year Results (2014 vs. 2013)

  Loans and leases decreased $58.2 million or 0.4% from December 31, 2013 to $13.5 billion at December 31, 2014. In August 2014, Susquehanna and its wholly-owned subsidiary Susquehanna Bank sold approximately $255.8 million of retail auto loans in an off-balance sheet securitization that previously were included in the Consumer loans category. Changes for the twelve month period in each major loan category were as follows:
    Commercial loans increased 1.5%.
    Real estate - construction loans increased 7.1%.
    Real estate secured - residential loans decreased 0.2%.
    Real estate secured - commercial loans decreased 1.9%.
    Consumer loans decreased 21.0%.
    Leases increased 11.6%.
  Total deposits increased $852.5 million or 6.6% from December 31, 2013 to $13.7 billion as of December 31, 2014. Changes for the twelve month period in each major deposit category were as follows:
    Non-interest-bearing checking increased 2.7%.
    Interest-bearing checking increased 8.9%.
    Money market deposits increased 11.6%.
    Savings deposits increased 6.1%.
    Time deposits increased 2.9%.
  Net interest margin decreased 24 basis points to 3.55% for 2014 compared to 3.79% for 2013.

  Net interest income decreased to $553.6 million for 2014 compared to $585.9 million for 2013. The sustained low rate environment pressured the net interest margin as existing loans repriced lower and new originations came on at lower rates than the existing loan portfolio.
  Non-interest income decreased to $178.6 million for 2014 compared to $183.7 million for 2013. The decrease was attributed to the sustained low rate environment negatively impacting our rate sensitive businesses, such as mortgage banking.
  Non-interest expense increased to $503.1 million for 2014 compared to $490.8 million for 2013. The increase was driven by an increase in salaries and employee benefits, partly due to the increase in FTEs as a result of increased regulatory and compliance requirements.
  The efficiency ratio (1) increased to 67.21% for 2014 compared to 62.55% for 2013.
  Non-performing assets as a percentage of loans, leases and foreclosed real estate decreased to 0.79% at December 31, 2014 compared to 0.86% at December 31, 2013.
  The provision for loan and lease losses decreased to $25.2 million for 2014 compared to $31.0 million for 2013. Net charge-offs as a percentage of average loans and leases decreased to 0.33% for 2014 compared to 0.44% for 2013. The allowance for loan and lease losses was $136.5 million at December 31, 2014, representing 1.01% of total loans and leases and 140% of nonaccrual loans and leases, compared to $157.6 million at December 31, 2013, representing 1.16% of total loans and leases and 156% of nonaccrual loans and leases.
  Return on average assets and average tangible equity (1) decreased to 0.78% and 10.34%, respectively for 2014 compared to 0.95% and 13.57%, respectively for 2013.
  Susquehanna’s capital ratios continue to exceed internal capital targets and those required to be considered “well-capitalized” under the current regulatory requirements, with a Tier 1 common ratio of 10.95%, Tier 1 capital ratio of 12.00%, Total risk-based capital ratio of 13.16% and a Leverage ratio of 9.60%, each as of December 31, 2014.
(1)	Non-GAAP based financial measure. Please refer to the calculations and management’s reasons for using this measure in the accompanying financial schedules

Additional Events

  On November 12, 2014, BB&T Corporation (“BB&T”) and Susquehanna announced the signing of a definitive agreement and plan of merger under which BB&T will acquire Susquehanna through the merger of Susquehanna with and into BB&T, with BB&T surviving the merger, in a cash and stock transaction for total consideration valued at approximately $2.5 billion.
  Subject to the satisfaction or waiver of the closing conditions contained in the merger agreement, including the approval of the merger agreement by Susquehanna shareholders and the receipt of required regulatory approvals, BB&T and Susquehanna expect that the merger will be completed during the second half of 2015. However, it is possible that factors outside the control of both companies, including whether or when the required regulatory approvals will be received, could result in the merger being completed at a different time or not at all.

Susquehanna is a financial services holding company with total assets of approximately $18.7 billion. Headquartered in Lititz, Pa., Susquehanna provides banking and financial services at 245 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, Susquehanna offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $7.9 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company, a vehicle leasing company, a mortgage division, and a settlement services company. Investor information may be requested through Susquehanna’s Website at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar words or expressions. The risks, uncertainties and other factors that could cause actual results and experience to differ materially from forward-looking statements or historical performance include, but are not limited to, the following: ineffectiveness of Susquehanna’s business strategy due to internal or external factors, including changes in current or future market conditions; the effects of competition, ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by Susquehanna shareholders on the expected terms and schedule; delay in closing the merger; difficulties and delays in integrating the Susquehanna business or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of BB&T products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board, and legislative and regulatory actions and reforms; and the other factors detailed in Susquehanna’s and BB&T’s filings with the Securities and Exchange Commission (“SEC”). Susquehanna encourages readers of this release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. Forward-looking statements speak only as of the date they are made. Susquehanna does not intend to update publicly any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events except as required by law.

Important Additional Information and Where to Find It

In connection with the proposed merger, BB&T has filed with the SEC a Registration Statement on Form S-4 that includes a Proxy Statement of Susquehanna and a Prospectus of BB&T, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF SUSQUEHANNA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BB&T and Susquehanna, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from BB&T at www.bbt.com under the heading “About” and then under the heading “Investor Relations” and then under “BB&T Corporation SEC Filings” or from Susquehanna by accessing Susquehanna’s website at www.susquehanna.net under the heading “Investor Relations” and then under “SEC Filings”. Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Shareholder Services, Telephone: (336) 733-3065 or to Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543, Attention: Jason H. Weber, Senior Vice President and Director of Investor Relations, Telephone (717) 626-9801. In addition, Susquehanna uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is accessible on Susquehanna’s Investor Relations website, as well as on Susquehanna’s Facebook page and through its Twitter account and LinkedIn account.

Susquehanna and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Susquehanna in connection with the proposed merger. Information about the directors and executive officers of Susquehanna and their ownership of Susquehanna common stock is set forth in the proxy statement for Susquehanna’s 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 21, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

SUMMARY CONSOLIDATED FINANCIAL INFORMATION
(in thousands, except per share data)

						Twelve Months YTD
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Balance Sheet (EOP)
Investments	$2,553,655	$2,325,734	$2,324,782	$2,445,322	$2,533,456	$2,553,655	$2,533,456
Loans and leases	13,517,882	13,425,721	13,667,153	13,575,295	13,576,086	13,517,882	13,576,086
Allowance for loan and lease losses (ALLL)	136,522	136,870	144,483	154,150	157,608	136,522	157,608
Total assets	18,661,390	18,583,327	18,506,626	18,439,682	18,473,489	18,661,390	18,473,489
Deposits	13,721,843	13,588,524	13,314,994	13,079,523	12,869,372	13,721,843	12,869,372
Other short-term borrowings	516,089	532,675	527,079	584,664	555,740	516,089	555,740
Federal Home Loan Bank borrowings	913,449	915,362	1,127,302	1,229,296	1,531,282	913,449	1,531,282
Other long-term debt	351,904	356,117	360,033	448,521	453,260	351,904	453,260
Shareholders' equity	2,753,925	2,751,260	2,796,392	2,755,199	2,717,587	2,753,925	2,717,587

Average Balance Sheet
Investments	$2,431,597	$2,293,302	$2,395,690	$2,505,937	$2,616,807	$2,406,117	$2,577,207
Loans and leases	13,438,494	13,499,686	13,589,533	13,574,526	13,421,474	13,525,116	13,189,499
Total earning assets	15,954,179	15,872,628	16,066,177	16,162,210	16,124,369	16,013,119	15,863,531
Total assets	18,628,209	18,411,529	18,378,127	18,411,873	18,437,954	18,468,693	18,201,159
Deposits	13,653,638	13,395,247	13,131,617	12,874,040	12,806,503	13,266,132	12,777,738
Other short-term borrowings	535,633	541,363	552,367	671,653	671,923	575,894	743,718
Federal Home Loan Bank borrowings	914,287	961,483	1,174,611	1,387,124	1,502,120	1,107,675	1,247,209
Other long-term debt	354,179	358,502	396,367	451,267	455,787	389,727	483,888
Shareholders' equity	2,757,933	2,775,786	2,768,665	2,726,465	2,679,242	2,760,143	2,646,339

Income Statement
Net interest income	$135,384	$136,465	$141,694	$140,064	$142,688	$553,607	$585,940
Provision for loan and lease losses	7,200	9,000	3,000	6,000	2,000	25,200	31,000
Noninterest income	46,588	44,617	45,349	42,089	50,666	178,643	183,729
Noninterest expense	130,470	124,411	125,225	123,032	135,672	503,138	490,840
Income before taxes	44,302	47,671	58,818	53,121	55,682	203,912	247,829
Provision for income taxes	13,978	14,203	15,324	15,959	14,341	59,464	74,150
Net income	30,324	33,468	43,494	37,162	41,341	144,448	173,679
Basic earnings per common share	0.17	0.18	0.23	0.20	0.22	0.78	0.93
Diluted earnings per common share	0.17	0.18	0.23	0.20	0.22	0.78	0.92
Cash dividends paid per common share	0.09	0.09	0.08	0.08	0.08	0.34	0.24

Asset Quality
Net charge-offs (NCOs)	$7,548	$16,613	$11,431	$9,458	$11,132	$45,050	$57,412

Nonaccrual loans and leases	$97,697	$109,506	$105,609	$108,408	$100,815	$97,697	$100,815
Foreclosed real estate	9,672	9,133	10,302	11,980	16,555	9,672	16,555
Total nonperforming assets (NPAs)	$107,369	$118,639	$115,911	$120,388	$117,370	$107,369	$117,370

Restructured loans	$46,856	$42,418	$40,938	$39,555	$72,133	$46,856	$72,133
Loans and leases 90 days past due	8,488	10,303	9,190	9,328	9,757	8,488	9,757

Credit Quality
NCOs / Average loans and leases	0.22%	0.49%	0.34%	0.28%	0.33%	0.33%	0.44%
NPAs / Loans and leases + foreclosed real estate	0.79%	0.88%	0.85%	0.89%	0.86%	0.79%	0.86%
ALLL / Nonaccrual loans and leases	139.74%	124.99%	136.81%	142.19%	156.33%	139.74%	156.33%
ALLL / Total loans and leases	1.01%	1.02%	1.06%	1.14%	1.16%	1.01%	1.16%

Profitability
Return on average assets	0.65%	0.72%	0.95%	0.82%	0.89%	0.78%	0.95%
Return on average equity	4.36%	4.78%	6.30%	5.53%	6.12%	5.23%	6.56%
Return on average tangible equity (1)	8.65%	9.41%	12.34%	11.08%	12.49%	10.34%	13.57%
Net interest margin	3.46%	3.50%	3.63%	3.61%	3.60%	3.55%	3.79%
Efficiency ratio (1)	70.21%	67.32%	65.63%	66.18%	68.84%	67.21%	62.55%

Per Share Data (EOP)
Closing share price	$13.43	$10.00	$10.56	$11.37	$12.84	$13.43	$12.84
Stated book value per common share	15.13	15.17	14.90	14.69	14.50	15.13	14.50
Tangible book value per common share (1)	7.98	7.99	7.95	7.73	7.52	7.98	7.52
Price/Book Value	88.77%	65.90%	70.88%	77.41%	88.52%	88.77%	88.52%
Price/Tangible Book Value	168.30%	125.16%	132.83%	147.09%	170.74%	168.30%	170.74%
Number of outstanding shares ('000)	182,039	181,310	187,706	187,590	187,363	182,039	187,363

Capital Ratios
Tangible common ratio (1)	8.56%	8.58%	8.88%	8.67%	8.44%	8.56%	8.44%
Tier 1 common ratio	10.95%	10.86%	11.03%	10.84%	10.60%	10.95%	10.60%
Leverage ratio	9.60%	9.61%	9.90%	9.72%	9.55%	9.60%	9.55%
Tier 1 capital ratio	12.00%	11.92%	12.07%	11.95%	11.71%	12.00%	11.71%
Total risk-based capital ratio	13.16%	13.08%	13.27%	13.23%	13.04%	13.16%	13.04%

(1) Non-GAAP based financial measures. Please refer to the calculations and management's reasons for using these measures in Appendix A - GAAP to Non-GAAP Reconciliation

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013

Assets
Cash and due from banks	$506,304	$772,677	$456,917	$389,793	$305,357
Unrestricted short-term investments	37,149	40,508	33,369	24,768	37,967
Cash and cash equivalents	543,453	813,185	490,286	414,561	343,324
Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	1,439	2,211	1,554	1,689	2,347
Restricted short-term investments	42,949	36,943	43,926	42,993	42,913
Securities available for sale	2,438,085	2,192,615	2,183,093	2,299,235	2,375,224
Restricted investment in bank stocks	115,570	133,119	141,689	146,087	158,232
Loans and leases, net of deferred costs and fees	13,455,046	13,361,516	13,600,254	13,505,746	13,503,392
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	62,836	64,205	66,899	69,549	72,694
Less: Allowance for loan and lease losses	136,522	136,870	144,483	154,150	157,608
Net loans and leases	13,381,360	13,288,851	13,522,670	13,421,145	13,418,478
Premises and equipment, net	167,048	168,466	169,975	170,349	173,542
Other real estate and foreclosed assets	10,099	9,898	11,102	12,943	17,573
Accrued interest receivable	39,249	39,899	38,878	41,594	41,690
Bank-owned life insurance	446,676	449,199	450,318	449,778	449,320
Goodwill	1,275,439	1,275,439	1,275,439	1,275,439	1,275,439
Intangible assets with finite lives	25,575	27,163	28,579	30,303	32,262
Deferred income tax assets	7,648	6,903	7,357	5,216	6,472
Other assets	166,800	139,436	141,760	128,350	136,673
Total assets	$18,661,390	$18,583,327	$18,506,626	$18,439,682	$18,473,489
Liabilities and Shareholders' Equity
Deposits	$13,721,843	$13,588,524	$13,314,994	$13,079,523	$12,869,372
Federal Home Loan Bank short-term borrowings	850,000	850,000	1,050,000	1,150,000	1,450,000
Other short-term borrowings	516,089	532,675	527,079	584,664	555,740
Federal Home Loan Bank long-term borrowings	63,449	65,362	77,302	79,296	81,282
Other long-term debt	175,217	175,219	175,222	250,224	250,227
Junior subordinated debentures	146,117	146,059	146,002	155,022	155,002
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	30,570	34,839	38,809	43,275	48,031
Accrued interest, taxes, and expenses payable	85,075	72,044	72,664	69,404	82,150
Deferred income tax liabilities	133,932	128,389	114,119	75,911	70,308
Other liabilities	185,173	238,956	194,043	197,164	193,790
Total liabilities	15,907,465	15,832,067	15,710,234	15,684,483	15,755,902
Shareholders' equity:
Common stock	365,184	363,358	376,146	375,845	375,353
Treasury stock	(5,571)	(3,100)	(3,075)	(2,735)	(2,531)
Additional paid-in capital	1,609,663	1,605,671	1,657,699	1,654,357	1,652,116
Retained earnings	825,471	811,462	794,864	766,381	744,215
Accumulated other comprehensive loss	(40,822)	(26,131)	(29,242)	(38,649)	(51,566)
Total shareholders' equity	2,753,925	2,751,260	2,796,392	2,755,199	2,717,587
Total liabilities and shareholders' equity	$18,661,390	$18,583,327	$18,506,626	$18,439,682	$18,473,489

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Loans and Leases and Deposits
(in thousands)
	Loans and Leases
	12/31/14	09/30/14	06/30/14	03/31/14	12/31/13
Commercial, financial, and agricultural	$2,430,532	$2,362,201	$2,422,931	$2,411,851	$2,394,847
Real estate - construction	788,261	817,492	748,181	714,291	735,877
Real estate secured - residential	4,194,738	4,172,943	4,178,842	4,178,505	4,204,430
Real estate secured - commercial	3,991,379	4,016,635	4,053,990	4,041,989	4,068,816
Consumer	752,975	730,687	962,618	955,577	953,000
Leases	1,359,997	1,325,763	1,300,591	1,273,082	1,219,116
Total loans and leases	$13,517,882	$13,425,721	$13,667,153	$13,575,295	$13,576,086

	Deposits
	12/31/14	09/30/14	06/30/14	03/31/14	12/31/13
Noninterest-bearing checking	$1,964,510	$1,958,308	$1,935,635	$1,880,284	$1,913,526
Interest-bearing checking	3,169,017	3,087,166	2,883,679	2,908,507	2,909,376
Money market	3,509,192	3,297,699	3,025,430	3,184,719	3,144,106
Savings	1,143,596	1,122,232	1,136,044	1,132,850	1,077,923
Core deposits	9,786,315	9,465,405	8,980,788	9,106,360	9,044,931
Time less than $100	2,179,647	2,265,787	2,266,815	2,166,207	2,113,209
Time of $100 or more	1,755,881	1,857,332	2,067,391	1,806,956	1,711,232
Total deposits	$13,721,843	$13,588,524	$13,314,994	$13,079,523	$12,869,372

Supplemental Loan and Lease Data
(in thousands)
	Nonaccrual Loans and Leases
	12/31/14	09/30/14	06/30/14	03/31/14	12/31/13
Commercial, financial, and agricultural	$23,393	$23,121	$18,792	$24,529	$16,827
Real estate - construction	6,832	7,225	7,428	11,695	13,230
Real estate secured - residential	21,858	23,653	24,740	23,189	23,365
Real estate secured - commercial	44,980	54,484	53,687	47,950	46,147
Consumer	37	40	43	46	47
Leases	597	983	919	999	1,199
Total nonaccrual loans and leases	$97,697	$109,506	$105,609	$108,408	$100,815

	Restructured Loans
	12/31/14	09/30/14	06/30/14	03/31/14	12/31/13
Commercial, financial, and agricultural	$4,816	$4,044	$4,228	$5,264	$6,885
Real estate - construction	315	319	322	325	615
Real estate secured - residential	20,534	20,231	18,414	16,168	31,623
Real estate secured - commercial	20,227	16,780	16,903	16,681	31,295
Consumer	964	1,044	1,071	1,117	1,715
Total restructured loans	$46,856	$42,418	$40,938	$39,555	$72,133

	Net Charge-offs (Recoveries)
	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013
Commercial, financial, and agricultural	$684	$8,069	$7,274	$3,182	$(480)
Real estate - construction	(468)	776	(457)	(91)	(3,312)
Real estate secured - residential	2,949	2,549	2,453	2,796	2,724
Real estate secured - commercial	3,245	3,827	730	2,134	11,060
Consumer	572	614	1,013	855	330
Leases	566	778	418	582	810
Total net charge-offs	$7,548	$16,613	$11,431	$9,458	$11,132

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended					Twelve Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,
	2014	2014	2014	2014	2013	2014	2013

Interest Income:
Loans and leases, including deferred costs and fees	$147,157	$147,761	$148,002	$149,538	$151,907	$592,458	$627,833
Securities:
Taxable	9,302	8,459	9,104	9,648	10,406	36,513	40,990
Tax-exempt	3,339	3,383	3,439	3,501	3,511	13,662	14,193
Dividends	1,628	2,108	2,134	1,765	1,649	7,635	5,258
Short-term investments	23	24	23	19	21	89	108
Total interest income	161,449	161,735	162,702	164,471	167,494	650,357	688,382
Interest Expense:
Deposits:
Interest-bearing demand and savings	5,313	4,256	4,031	3,962	4,202	17,562	17,806
Time	10,699	10,803	10,246	9,628	9,597	41,376	42,712
Federal Home Loan Bank short-term borrowings	4,455	4,554	4,597	4,621	4,449	18,227	15,187
Other short-term borrowings	2,066	2,091	2,031	2,100	2,146	8,288	8,694
Federal Home Loan Bank long-term borrowings	210	247	243	245	254	945	1,142
Other long-term debt	3,322	3,319	(140)	3,851	4,158	10,352	16,901
Total interest expense	26,065	25,270	21,008	24,407	24,806	96,750	102,442
Net interest income	135,384	136,465	141,694	140,064	142,688	553,607	585,940
Provision for loan and lease losses	7,200	9,000	3,000	6,000	2,000	25,200	31,000
Net interest income, after provision for loan and lease losses	128,184	127,465	138,694	134,064	140,688	528,407	554,940
Noninterest Income:
Service charges on deposit accounts	9,260	9,561	9,294	9,000	9,456	37,115	36,989
Vehicle origination and servicing fees	1,886	1,691	2,915	2,968	3,057	9,460	11,725
Wealth management commissions and fees	13,163	13,199	12,669	12,719	13,048	51,750	51,333
Commissions on property and casualty insurance sales	3,676	3,992	4,214	5,666	4,023	17,548	16,797
Other commissions and fees	5,877	5,689	5,401	5,035	5,077	22,002	18,991
Income from bank-owned life insurance	1,537	1,634	1,672	1,637	1,492	6,480	6,013
Mortgage banking revenue	2,489	2,432	3,004	2,410	2,483	10,335	12,828
Capital markets revenue	2,437	1,593	877	1,240	3,216	6,147	7,485
Net realized gain (loss) on sales of securities	125	0	3,293	(8)	(1,343)	3,410	(1,394)
Realized gain on sale of branch properties	0	0	0	0	4,945	0	4,945
Other	6,138	4,826	2,010	1,422	5,212	14,396	18,017
Total noninterest income	46,588	44,617	45,349	42,089	50,666	178,643	183,729
Noninterest Expenses:
Salaries and employee benefits	74,806	68,042	68,325	65,581	70,837	276,754	262,638
Occupancy	12,262	12,089	11,914	13,847	11,727	50,112	45,448
Furniture and equipment	4,076	4,043	4,058	3,944	3,865	16,121	14,851
Professional and technology services	7,122	6,168	7,189	6,070	6,404	26,549	25,137
Advertising and marketing	3,459	3,784	3,567	3,576	3,618	14,386	12,054
FDIC insurance	4,833	5,038	4,925	5,121	6,118	19,917	19,878
Legal fees	1,918	1,699	1,656	1,527	1,968	6,800	7,422
Amortization of intangible assets	2,211	2,220	2,367	2,539	2,803	9,337	11,626
Vehicle lease disposal	2,282	2,222	2,215	2,251	1,216	8,970	5,012
Merger related	885	0	0	0	0	885	0
Branch consolidation costs	0	0	0	0	6,603	0	6,603
Other	16,616	19,106	19,009	18,576	20,513	73,307	80,171
Total noninterest expenses	130,470	124,411	125,225	123,032	135,672	503,138	490,840
Income before income taxes	44,302	47,671	58,818	53,121	55,682	203,912	247,829
Provision for income taxes	13,978	14,203	15,324	15,959	14,341	59,464	74,150
Net Income	$30,324	$33,468	$43,494	$37,162	$41,341	$144,448	$173,679

Earnings per common share:
Basic	$0.17	$0.18	$0.23	$0.20	$0.22	$0.78	$0.93
Diluted	$0.17	$0.18	$0.23	$0.20	$0.22	$0.78	$0.92
Cash dividends per common share	$0.09	$0.09	$0.08	$0.08	$0.08	$0.34	$0.24
Average common shares outstanding:
Basic	181,514	184,985	187,637	187,455	187,186	185,380	186,927
Diluted	182,387	185,724	188,295	188,378	188,078	186,258	187,835

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(in thousands)
Interest rates and interest differential-taxable equivalent basis

	Three Months Ended			Three Months Ended			Three Months Ended			Twelve Months Ended			Twelve Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013			December 31, 2014			December 31, 2013
	Average			Average			Average			Average			Average
	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$84,088	$23	0.11	$79,640	$24	0.12	$86,088	$20	0.09	$81,886	$89	0.11	$96,825	$108	0.11
Investment securities:
Taxable(1)	2,060,163	10,930	2.10	1,915,888	10,567	2.19	2,227,191	12,055	2.15	2,026,334	44,147	2.18	2,182,121	46,248	2.12
Tax-exempt(1)(2)	371,434	5,135	5.48	377,414	5,205	5.47	389,616	5,403	5.50	379,783	21,018	5.53	395,086	21,835	5.53
Total investment securities	2,431,597	16,065	2.62	2,293,302	15,772	2.73	2,616,807	17,458	2.65	2,406,117	65,165	2.71	2,577,207	68,083	2.64
Loans and leases, (net):
Taxable(3)	13,011,088	143,336	4.37	13,067,543	144,248	4.38	13,003,680	148,469	4.53	13,092,042	578,135	4.42	12,772,845	614,158	4.81
Tax-exempt(2)(3)	427,406	5,880	5.46	432,143	5,405	4.96	417,794	5,289	5.02	433,074	22,037	5.09	416,654	21,038	5.05
Total loans and leases	13,438,494	149,216	4.41	13,499,686	149,653	4.40	13,421,474	153,758	4.55	13,525,116	600,172	4.44	13,189,499	635,196	4.82

Total interest-earning assets	15,954,179	165,304	4.11	15,872,628	165,449	4.14	16,124,369	171,236	4.21	16,013,119	665,426	4.16	15,863,531	703,387	4.43
Allowance for loan and lease losses	(137,293)			(144,674)			(165,298)			(148,465)			(176,782)
Other non-earning assets	2,811,323			2,683,575			2,478,883			2,604,039			2,514,410

Total assets	$18,628,209			$18,411,529			$18,437,954			$18,468,693			$18,201,159

Liabilities
Deposits:
Interest-bearing demand	$6,558,482	5,025	0.30	$6,165,175	3,970	0.26	$6,058,107	3,915	0.26	$6,189,947	16,397	0.26	$5,968,726	16,661	0.28
Savings	1,134,827	288	0.10	1,131,551	286	0.10	1,075,598	286	0.11	1,125,299	1,166	0.10	1,070,248	1,144	0.11
Time	3,984,083	10,699	1.07	4,133,949	10,803	1.04	3,791,625	9,597	1.00	4,040,076	41,375	1.02	3,833,262	42,713	1.11
Other short-term borrowings	535,633	2,066	1.53	541,363	2,091	1.53	671,923	2,146	1.27	575,894	8,288	1.44	743,718	8,695	1.17
FHLB borrowings	914,287	4,666	2.02	961,483	4,801	1.98	1,502,120	4,704	1.24	1,107,675	19,173	1.73	1,247,209	16,329	1.31
Long-term debt(4)	354,179	3,321	3.72	358,502	3,319	3.67	455,787	4,158	3.62	389,727	10,351	2.66	483,888	16,900	3.49

Total interest-bearing liabilities	13,481,491	26,065	0.77	13,292,023	25,270	0.75	13,555,160	24,806	0.73	13,428,618	96,750	0.72	13,347,051	102,442	0.77
Demand deposits	1,976,246			1,964,572			1,881,173			1,910,810			1,905,502
Other liabilities	412,539			379,148			322,379			369,122			302,267

Total liabilities	15,870,276			15,635,743			15,758,712			15,708,550			15,554,820

Equity	2,757,933			2,775,786			2,679,242			2,760,143			2,646,339

Total liabilities & shareholders' equity	$18,628,209			$18,411,529			$18,437,954			$18,468,693			$18,201,159

Net interest income / yield on average earning assets		$139,239	3.46		$140,179	3.50		$146,430	3.60		$568,676	3.55		$600,945	3.79
Taxable equivalent adjustment		(3,855)			(3,714)			(3,742)			(15,069)			(15,005)
Net interest income - as reported		$135,384			$136,465			$142,688			$553,607			$585,940

(1)

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

(2)	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
(3)	Average loan balances include non-accrual loans.
(4)	Includes $3.7 million purchase accounting adjustment on redemption of junior subordinated debt in second quarter of 2014.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation						Twelve Months Ended
(Dollars and share data in thousands)						December
	4Q14	3Q14	2Q14	1Q14	4Q13	2014	2013
Efficiency Ratio
Other expense	$130,470	$124,411	$125,225	$123,032	$135,672	$503,138	$490,840
Less: Merger related expenses	0	0	0	0	0	(885)	0
Noninterest operating expense (numerator)	$130,470	$124,411	$125,225	$123,032	$135,672	$502,253	$490,840

Taxable-equivalent net interest income	$139,239	$140,179	$145,447	$143,813	$146,430	568,676	$600,945
Other income	46,588	44,617	45,349	42,089	50,666	178,643	183,729
Noninterest operating income (denominator)	$185,827	$184,796	$190,796	$185,902	$197,096	$747,319	$784,674
Efficiency ratio	70.21%	67.32%	65.63%	66.18%	68.84%	67.21%	62.55%

The efficiency ratio is a non-GAAP based financial measure. Management excludes merger-related expenses and certain other selected items when calculating this ratio, which is used to measure the relationship of operating expenses to revenues.

Tangible Common Ratio
End of period balance sheet data
Shareholders' equity	$2,753,925	$2,751,260	$2,796,392	$2,755,199	$2,717,587	$2,753,925	$2,717,587
Goodwill and other intangible assets (1)	(1,265,178)	(1,265,598)	(1,265,846)	(1,266,403)	(1,264,839)	(1,265,178)	(1,264,839)
Tangible common equity (numerator)	$1,488,747	$1,485,662	$1,530,546	$1,488,796	$1,452,748	$1,488,747	$1,452,748

Assets	$18,661,390	$18,583,327	$18,506,626	$18,439,682	$18,473,489	$18,661,390	$18,473,489
Goodwill and other intangible assets (1)	(1,265,178)	(1,265,598)	(1,265,846)	(1,266,403)	(1,264,839)	(1,265,178)	(1,264,839)
Tangible assets (denominator)	$17,396,212	$17,317,729	$17,240,780	$17,173,279	$17,208,650	$17,396,212	$17,208,650
Tangible common ratio	8.56%	8.58%	8.88%	8.67%	8.44%	8.56%	8.44%

The tangible common ratio is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP-based measure is the ratio of common shareholders’ equity to total assets. In order to calculate tangible common shareholders equity and assets, our management subtracts the intangible assets from both the common shareholders’ equity and total assets. Tangible common equity is then divided by the tangible assets to arrive at the ratio. Management uses the ratio to assess the strength of our capital position.

(1) Net of applicable deferred income taxes

Return on Average Tangible Equity
Income statement data
Net income	$30,324	$33,468	$43,494	$37,162	$41,341	$144,448	$173,679
Amortization of intangibles, net of taxes at 35%	1,437	1,443	1,539	1,650	1,822	6,069	7,557
Net tangible income (numerator)	$31,761	$34,911	$45,033	$38,812	$43,163	$150,517	$181,236

Average balance sheet data
Shareholders' equity	$2,757,933	$2,775,786	$2,768,665	$2,726,465	$2,679,242	$2,760,143	$2,646,339
Goodwill and other intangible assets	(1,301,750)	(1,303,275)	(1,304,736)	(1,306,298)	(1,308,690)	(1,304,001)	(1,310,928)
Tangible common equity (denominator)	$1,456,183	$1,472,511	$1,463,929	$1,420,167	$1,370,552	$1,456,142	$1,335,411

Return on equity (GAAP basis)	4.36%	4.78%	6.30%	5.53%	6.12%	5.23%	6.56%
Effect of goodwill and other intangibles	4.29%	4.63%	6.04%	5.55%	6.37%	5.11%	7.01%
Return on average tangible equity	8.65%	9.41%	12.34%	11.08%	12.49%	10.34%	13.57%

Return on average tangible equity is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP-based measure is return on average equity. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios.

Tangible Book Value per Common Share
End of period balance sheet data
Shareholders' equity	$2,753,925	$2,751,260	$2,796,392	$2,755,199	$2,717,587	$2,753,925	$2,717,587
Goodwill and other intangible assets	(1,301,014)	(1,302,602)	(1,304,018)	(1,305,742)	(1,307,701)	(1,301,014)	(1,307,701)
Tangible common equity (numerator)	$1,452,911	$1,448,658	$1,492,374	$1,449,457	$1,409,886	$1,452,911	$1,409,886

Common shares outstanding (denominator)	182,039	181,310	187,706	187,590	187,363	182,039	187,363

Tangible book value per common share	$7.98	$7.99	$7.95	$7.73	$7.52	$7.98	$7.52

Tangible book value per share is a non-GAAP based financial measure calculated using non-GAAP based amounts. The most directly comparable GAAP based measure is book value per share. In order to calculate tangible book value per share, we divide tangible common equity, which is a non-GAAP based measure calculated as common shareholders’ equity less intangible assets, by the number of shares of common stock outstanding. In contrast, book value per share is calculated by dividing total common shareholders’ equity by the number of shares of common stock outstanding. Management uses tangible book value per share to assess our capital position and ratios.

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA 17543

Appendix A - GAAP to Non-GAAP Reconciliation

	4Q14	3Q14	2Q14	1Q14	4Q13
Net Interest Margin (excluding purchase accounting)
Reported net interest margin (GAAP basis)	3.46%	3.50%	3.63%	3.61%	3.60%
Adjustments for purchase accounting:
Loans and leases	-0.12%	-0.10%	-0.12%	-0.17%	-0.11%
Deposits	-0.02%	-0.02%	-0.03%	-0.03%	-0.03%
Borrowings	-0.01%	-0.01%	-0.10%	-0.01%	-0.01%
Net Interest Margin (excluding purchase accounting)	3.31%	3.37%	3.38%	3.40%	3.45%

Net interest margin (excluding purchase accounting) is a non-GAAP based financial measure using non-GAAP based amounts. The most directly comparable GAAP based measure is net interest margin. In order to calculate net interest margin (excluding purchase accounting) we subtract the effects of amortizing/accreting purchase accounting valuation amounts from net interest income, and divide the remainder by average earning assets. Our management uses net interest margin (excluding purchase accounting) to measure and monitor the impact of the current economic environment on our net interest income and believes that this measure is more representative of our ongoing earnings power because it excludes the effect of valuation variables used to arrive at the acquisition fair value recorded on the acquisition date. We believe this non-GAAP measure, when taken together with the corresponding GAAP measure, provides meaningful supplemental information to investors regarding our performance. However, this non-GAAP measure should be considered in addition to, and not as a substitute for or preferable to, net interest margin prepared in accordance with GAAP.

CONTACT:
Susquehanna Bancshares, Inc.
INVESTOR RELATIONS CONTACT:
Jason H. Weber, Director of Investor Relations
717-626-9801
or
MEDIA RELATIONS CONTACT:
Stephen Trapnell, Director of Corporate Communications
717-625-6548